Exhibit 99.1

1155 Battery Street, San Francisco, CA 94111

Investor Contact:	Moira Conlon
Abernathy MacGregor Group
(213) 630-6550

Media Contact:	Jeff Beckman
Levi Strauss & Co.
(415) 501-3317
LEVI STRAUSS & CO. ANNOUNCES THIRD-QUARTER FINANCIAL RESULTS
•	Reported net revenues up 2%

•	Net income increases 24%
SAN FRANCISCO (October 10, 2007) – Levi Strauss & Co. (LS&CO.) today announced financial results for the third quarter ended August 26, 2007, and filed its third-quarter 2007 Form 10-Q with the Securities and Exchange Commission.
Net revenues for the third quarter were $1,051 million compared to $1,028 million for the same period last year, a 2 percent increase. Net revenues would have been stable before the benefit of favorable currency exchange rates. The net revenue performance reflects stronger sales in Europe and Asia, partially offset by a decline in North America driven by lower U.S. Levi Strauss Signature® and Dockers® sales. The Levi’s® brand grew in each region as the brand’s improved product offerings performed well around the world. Net revenues also benefited from additional brand-dedicated retail stores worldwide.
Net income for the third quarter increased 24 percent to $61 million compared to $49 million in the prior year. Net income benefited primarily from lower tax and interest expense.
“The Levi’s® brand is growing around the world and our European business is performing very well,” said John Anderson, chief executive officer. “Asia Pacific continued to grow with strong performance again in the emerging markets. North America’s lower revenue this quarter was disappointing, but I am optimistic about the region’s results for the year. Our year-to-date results put us on track to deliver modest revenue growth, solid net income improvement and reduced debt for the year.”
- more -

LS&CO. Q3 2007 Results/Add One
October 10, 2007
Third-Quarter 2007 Results
▪	Gross profit increased 3 percent to $486 million for the quarter compared to $473 million in the prior year period. Gross margin increased slightly to 46.3 percent of net revenues compared to 46.0 percent of net revenues in the same period last year.

▪	Selling, general and administrative expenses for the quarter increased 10 percent to $343 million from $312 million in the 2006 period. Higher SG&A expenses in the 2007 period were primarily attributable to increased selling expense related to new company-operated stores, a lower benefit-plan curtailment gain compared to the 2006 period and changes in currency exchange rates. These were partially offset by lower administrative costs in the 2007 period.

▪	Operating income decreased 9 percent to $143 million compared to $158 million for the third quarter of 2006. The lower operating income reflects the lower net revenue in North America and a lower benefit-plan curtailment gain in the 2007 period, partially offset by lower corporate staff costs and expenses.

▪	Interest expense decreased 12 percent to $53 million compared to $60 million for the prior year period. The decrease is the result of our debt refinancing and debt reduction actions taken during 2006 and 2007, which resulted in lower debt levels and lower average borrowing rates.
“Our margins remain healthy and our strong cash flow enables us to reduce debt while continuing to invest in the future of the business,” said Hans Ploos van Amstel, chief financial officer. “Overall, I’m pleased with our results. While we have some challenges ahead, we expect to deliver another solid fiscal year.”
- more -

LS&CO. Q3 2007 Results/Add Two
October 10, 2007
Investor Conference Call
The company’s third-quarter investor conference call will be available through a live audio Webcast at http://www.levistrauss.com/Financials/EarningsWebcasts.aspx today, October 10, 2007, at 1 p.m. PDT / 4 p.m. EDT. A replay is available on the Web site the same day and will be archived for one month. A telephone replay also is available through October 17, 2007, at 800-642-1687 in the United States and Canada, or 706-645-9291 internationally; I.D. No. 19440043.
This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended 2006, especially in the Management’s Discussion and Analysis - “Financial Condition and Results of Operations” and “Risk Factors” sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	August 26,	November 26,
	2007	2006
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$284,761	$279,501
Restricted cash	1,758	1,616
Trade receivables, net of allowance for doubtful accounts of $15,223 and $17,998	559,650	589,975
Inventories:
Raw materials	11,988	13,543
Work-in-process	12,803	13,479
Finished goods	550,628	523,041

Total inventories	575,419	550,063
Deferred tax assets, net	102,609	101,823
Other current assets	75,645	86,292

Total current assets	1,599,842	1,609,270
Property, plant and equipment, net of accumulated depreciation of $582,052 and $530,413	409,348	404,429
Goodwill	206,219	203,989
Other intangible assets, net	42,798	42,815
Non-current deferred tax assets, net	447,549	457,105
Other assets	136,314	86,457

Total assets	$2,842,070	$2,804,065

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Short-term borrowings	$8,919	$11,089
Current maturities of capital leases	1,669	1,608
Accounts payable	229,152	245,629
Restructuring liabilities	8,786	13,080
Other accrued liabilities	185,263	194,601
Accrued salaries, wages and employee benefits	202,609	261,234
Accrued interest payable	46,176	61,827
Accrued income taxes	70,638	14,226

Total current liabilities	753,212	803,294
Long-term debt	2,161,142	2,206,323
Long-term capital leases, less current maturities	1,899	3,086
Postretirement medical benefits	298,219	379,188
Pension liability	184,110	184,090
Long-term employee related benefits	126,851	136,408
Long-term income tax liabilities	23,723	19,994
Other long-term liabilities	46,199	46,635
Minority interest	14,616	17,138

Total liabilities	3,609,971	3,796,156

Commitments and contingencies (Note 5)
Temporary equity	11,436	1,956

Stockholders’ deficit:
Common stock—$.01 par value; 270,000,000 shares authorized; 37,278,238 shares issued and outstanding	373	373
Additional paid-in capital	83,487	89,837
Accumulated deficit	(766,234)	(959,478)
Accumulated other comprehensive loss	(96,963)	(124,779)

Stockholders’ deficit	(779,337)	(994,047)

Total liabilities, temporary equity and stockholders’ deficit	$2,842,070	$2,804,065

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	August 26,	August 27,	August 26,	August 27,
	2007	2006	2007	2006
	(Dollars in thousands)
	(Unaudited)
Net sales	$1,031,702	$1,008,929	$3,045,324	$2,901,267
Licensing revenue	19,466	19,340	59,609	55,454

Net revenues	1,051,168	1,028,269	3,104,933	2,956,721
Cost of goods sold	564,957	555,592	1,657,980	1,573,185

Gross profit	486,211	472,677	1,446,953	1,383,536
Selling, general and administrative expenses	343,389	312,082	983,743	926,998
Restructuring charges, net	(579)	2,615	12,302	13,064

Operating income	143,401	157,980	450,908	443,474
Interest expense	53,142	60,216	166,644	188,304
Loss on early extinguishment of debt	35	—	14,364	32,958
Other (income) expense, net	172	(9,524)	(17,722)	(14,101)

Income before income taxes	90,052	107,288	287,622	236,313
Income tax expense	29,158	58,019	94,378	93,028

Net income	$60,894	$49,269	$193,244	$143,285

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	August 26,	August 27,
	2007	2006
	(Dollars in thousands)
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$193,244	$143,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,385	46,765
Asset impairments	7,365	—
Loss (gain) on disposal of property, plant and equipment	76	(1,127)
Unrealized foreign exchange gains	(5,763)	(14,109)
Realized loss on foreign currency contracts not designated for hedge accounting	4,106	—
Postretirement benefit plan curtailment gain	(39,394)	(29,041)
Write-off of unamortized costs associated with early extinguishment of debt	6,570	16,051
Amortization of deferred debt issuance costs	4,076	6,765
Stock-based compensation	3,130	888
Allowance for doubtful accounts	1,428	(1,355)
Change in operating assets and liabilities:
Trade receivables	18,448	93,743
Inventories	(38,959)	(34,461)
Other current assets	14,018	(18,223)
Other non-current assets	(14,691)	(26,839)
Accounts payable and other accrued liabilities	(29,285)	(10,639)
Income tax liabilities	60,743	65,869
Restructuring liabilities	(6,023)	142
Accrued salaries, wages and employee benefits	(84,516)	(37,436)
Long-term employee related benefits	(21,622)	(27,600)
Other long-term liabilities	(987)	435
Other, net	801	(1,616)

Net cash provided by operating activities	127,150	171,497

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(53,834)	(41,090)
Proceeds from sale of property, plant and equipment	1,035	1,910
Acquisition of retail stores	(2,502)	(1,373)
Foreign currency contracts not designated for hedge accounting	(4,106)	—

Net cash used for investing activities	(59,407)	(40,553)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	322,563	475,690
Repayments of long-term debt	(381,315)	(492,269)
Net decrease in short-term borrowings	(2,560)	(2,991)
Debt issuance costs	(1,219)	(12,168)
Restricted cash	(182)	1,653
Dividends to minority interest shareholders of Levi Strauss Japan K.K.	(3,141)	—

Net cash used for financing activities	(65,854)	(30,085)

Effect of exchange rate changes on cash	3,371	1,520

Net increase in cash and cash equivalents	5,260	102,379
Beginning cash and cash equivalents	279,501	239,584

Ending cash and cash equivalents	$284,761	$341,963

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$171,965	$179,721
Income taxes	36,325	66,892
The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.